POWER OF ATTORNEY


I hereby authorize Kimi Iguchi(Chief Financial Officer),
Erin Lanciani (Vice President, Human Resources), Kelly
Linehan (Associate Director, Business Operations), Mark
Doucette (Senior Director, Accounting and Tax) or Brian
Kiraly (Senior Director/Controller) or their successors in role or any of them acting as them acting as agent and attorney-in-fact, with full power of substitution, to:

          (1) prepare and sign on my behalf any Form 3, Form 4 or Form 5 pursuant to Section 16 of the
          Securities Exchange Act of 1934, as amended, and file the same with the Securities
          Exchange Commission, NYSE, and
          each stock exchange on which Sage
          Therapeutics, Inc.'s common stock or
          other securities are listed, as required by law;

          (2) prepare and sign on my behalf any Form 144 pursuant to the Securities Act of 1933, as amended, and file the same with the Securities
          Exchange Commission, NYSE, and
          each stock exchange on which Sage
          Therapeutics, Inc.'s common stock or
          other securities are listed, as required by law;
          and

          (3) do anything else necessary or proper in connection with the foregoing.

This Power of Attorney shall remain in effect as long as I am an affiliate of Sage Therapeutics, Inc. and shall not be affected by my subsequent disability or incompetence.

Date:    Septermber 16, 2015

Anne Marie Cook
SVP/General Counsel